FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 14, 2007

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660

(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices)	(Zip Code)
+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 14, 2007, Willbros Group, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Credit Suisse Securities (USA) LLC, acting for themselves and as representatives of the other several underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 7,906,250 shares of the Company’s common stock, including 1,031,250 shares subject to an over-allotment option granted by the Company to the Underwriters. The shares of common stock to be sold in the Offering have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s existing shelf registration statement (File No. 333-147123) (the “Registration Statement”). The closing of the Offering is expected to occur on November 20, 2007, subject to satisfaction of customary closing conditions.
     The Company expects the net proceeds from the Offering, including the net proceeds from the exercise of the Underwriters’ over-allotment option in full, to be approximately $253.8 million, after deducting underwriting discounts and commissions and the estimated expenses of the Offering. The Company intends to use $202.5 million of the net proceeds of the Offering to fund the cash portion of the purchase price for its pending acquisition of Integrated Service Company LLC. The remaining net proceeds will be used to fund capital expenditures and working capital requirements and to fund additional possible acquisitions of assets and businesses that would complement the Company’s capabilities.
     A copy of the Underwriting Agreement is attached as Exhibit 1 hereto and is incorporated by reference into this Item 1.01 as though fully set forth herein.
     This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.
Item 8.01. Other Events.
     The Company is offering and selling the shares under the Registration Statement and accompanying prospectus and prospectus supplement, which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Company’s common stock. This Current Report on Form 8-K is being filed in connection with the offer and sale of the common stock as described herein and to file with the Securities and Exchange Commission in connection with the Registration Statement the documents and instruments attached hereto as exhibits.

Item 9.01. Exhibits.
(d) Exhibits.
     The exhibits listed below relate to the Registration Statement and are filed herewith for incorporation by reference in the Registration Statement.

Exhibit
No.	Description
1	Underwriting Agreement, dated November 14, 2007, between and among the Company and UBS Securities LLC and Credit Suisse Securities (USA) LLC, acting for themselves and as representatives of the other several underwriters.

5	Opinion of Arias, Fabrega & Fabrega, regarding the legality of the common stock.

8.1	Opinion of Sidley Austin LLP regarding U.S. tax matters.

8.2	Opinion of Arias, Fabrega & Fabrega regarding Panamanian tax matters (included in Exhibit 5).
23.1	Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: November 19, 2007	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
1	Underwriting Agreement, dated November 14, 2007, between and among the Company and UBS Securities LLC and Credit Suisse Securities (USA) LLC, acting for themselves and as representatives of the other several underwriters.

5	Opinion of Arias, Fabrega & Fabrega, regarding the legality of the common stock.

8.1	Opinion of Sidley Austin LLP regarding U.S. tax matters.

8.2	Opinion of Arias, Fabrega & Fabrega regarding Panamanian tax matters (included in Exhibit 5).
23.1	Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1).

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